-UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

June 1, 2011

Date of Report

(Date of earliest event reported)

LKA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

 Delaware                                 000-17106              91-1428250

 (State or other jurisdiction             (Commission File No.)      (IRS Employer I.D. No.)

of incorporation)

3724 47th Street Ct. N.W.

Gig Harbor, Washington  98335

 (Address of principal executive offices)

(253) 851-7486

Registrant's telephone number

N/A

 (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 1, 2011 (the “Due Date”), LKA International, Inc., a Delaware corporation (the “Company”), missed the principal payments that were then due on its convertible promissory notes in favor of C.K. Cooper & Company, Inc. (“C.K. Cooper”), and Sonata Multi-Manager Fund LP.  As of that date the principal amount owing on each note totaled $56,000 and $186,000, respectively.  Under the terms of both notes, interest began accruing at the rate of 15% per annum as a result of the Company’s failure to pay the notes in full by the Due Date.

On June 18, 2011, the Company received formal written notice from C.K. Cooper that C.K. Cooper considered the notes to be in default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA INTERNATIONAL, INC.

Date: 6/23/11

By  /s/ Kye A. Abraham

Kye A. Abraham, President